Form 10-K

Year Ended December 31, 2003

Exhibit 21

SUBSIDIARIES OF R. R. DONNELLEY & SONS COMPANY

Subsidiaries of R. R. Donnelley & Sons Company	Place of Incorporation

Freight Systems, Inc.	California
Caslon Incorporated	Delaware
CTC Direct, Inc.	Delaware
Donnelley Caribbean Graphics, Inc.	Delaware
Haddon Craftsmen, Inc.	Delaware
HCI Holdings, Inc.	Delaware
Mobium Corporation	Delaware
Momentum Logistics, Inc.	Delaware
Pan Associates, L.P.	Delaware
RRD Dutch Holdco, Inc.	Delaware
R. R. Donnelley (Chile) Holdings, Inc.	Delaware
R. R. Donnelley (Santiago) Holdings, Inc.	Delaware
R. R. Donnelley Global, Inc.	Delaware
R. R. Donnelley Mendota, Inc.	Delaware
R. R. Donnelley Printing Company	Delaware
R. R. Donnelley Printing Company, L.P.	Delaware
M/B Companies, Inc.	Iowa
R. R. Donnelley Receivables, Inc.	Nevada
R. R. Donnelley Seymour, Inc.	New Jersey
R. R. Donnelley Norwest Inc.	Oregon
Heritage Preservation Corporation	South Carolina
Omega Studios-Southwest, Inc.	Texas
Iridio, Inc.	Washington
Donnelley Cochrane Argentina S.A.	Argentina
Donnelley Cochrane Graficos Editora do Brasil Limitada	Brazil
Matrix Distribudora de Directorios S A.	Brazil
Editorial Lord Cochrane, S.A.	Chile
R. R. Donnelley (Chile) Holdings, Inc. y Compania Limitada	Chile
R. R. Donnelley Chile Limitada	Chile
R. R. Donnelley (Santiago) Holdings, Inc. y Compania	Chile

Subsidiaries of R. R. Donnelley & Sons Company	Place of Incorporation

Shanghai Donnelley Printing Co., Ltd.	China
Shenzhen Donnelley Bright Sun Printing Co. Ltd.	China
R. R. Donnelley Financial Asia Limited	Hong Kong
Impresora Donneco Internacional, S.A. de C.V.	Mexico
Laboratorio Lito Color S.A. de C.V.	Mexico
R. R. Donnelley (Mexico) S.A. de C.V.	Mexico
Sierra Industrial, S.A. de C.V.	Mexico
R. R. Donnelley Europe B.V.	The Netherlands
R. R. Donnelley Holdings B.V.	The Netherlands
R. R. Donnelley Holdings C.V.	The Netherlands
R. R. Donnelley Europe, Sp. zo. o.	Poland
R. R. Donnelley Poland, Sp. zo. o.	Poland
R. R. Donnelley U.K. Directory Limited	United Kingdom
R. R. Donnelley (U.K.) Limited	United Kingdom